EXHIBIT 10.18

                              EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the "1st Amendment to Agreement") is made this 10th day of September, 2003 by and between ARLINGTON HOSPITALITY, INC., a Delaware corporation (the "Company"), and STEPHEN K. MILLER ("Employee") and amends the Agreement dated the 25th day of July, 2003 between Company and Employee (the "Agreement").

                                    RECITAL:

The Company has elected to modify the terms upon which the stock option as defined in Section 3.3 is offered to Employee.

NOW, THEREFORE, in consideration of the foregoing and the agreements, covenants and conditions set forth herein, Employee and the Company hereby agree to amend the Agreement as follows:

1. Section 3.3 of the Agreement is hereby deleted in its entirety and the following Section 3.3 is inserted.

         3.3 Stock Option. Employee shall have the right to purchase up to 25,000 shares of common stock of Company (the "Purchase Right Shares") for a period of thirty (30) days from August 19, 2003, at a purchase price per share equal to the greater of: (i) $3.18 per Share; (ii) the closing price of Company's common stock as quoted in The Wall Street Journal for August 18, 2003 or, if no stock transfer occurred on such date, the closing price as quoted aforesaid on the next prior day in which Company's common stock traded on the public markets ("Start Date Price"); or (iii) if a Company press release is issued announcing Employee's hiring, the closing price of Company's common stock as quoted in The Wall Street Journal on the last trading day immediately preceding the Company's issuance of such release.

         To the extent Employee has not purchased all of the Purchase Right Shares within said thirty (30) day period then for a period of thirty
         (30) days thereafter (i.e., lapsing at the end of the sixtieth (60th) day following August 19, 2003), Employee shall have the right to purchase any remaining Purchase Right Shares at a price per share equal to the greatest of (i) the Start Date Price; (ii) the closing price of the Company's stock price as quoted in the Wall Street Journal for September 18, 2003 ($3.49); or (iii) the average closing price of Company's common stock as quoted in the Wall Street Journal for the thirty (30) calendar days preceding the date on which the notice of exercise of purchase of Purchase Right Shares is delivered to Company.

         In order to exercise the purchase rights contained in this Section 3.3, Employee must tender to the Company written notice of exercise specifying the number of shares he wishes to purchase together with good funds (in the form of cashier's or certified check, wire transfer or other form of payment acceptable to the Board) within the applicable thirty (30) day period, which notice must be delivered at least four
         (4) business days prior to the scheduled stock purchase. The Company shall issue and deliver the certificates for all shares purchased per this Section 3.3 promptly following such purchase and such certificates shall contain the Company's customary restrictive legend for privately issued shares.

         As an independent to Employee's purchase of Purchase Right Shares, the Company agrees to pay to Employee a bonus ("Purchase Bonus") equal to the lesser of Six Thousand Dollars ($6,000) or ten percent (10%) of the purchase price for the Purchase Right Shares.

2. The Agreement has not been amended in any way other than the terms set forth in 1 above of this First Amendment.

         IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to Agreement to be effective as of the day and year first above written.

COMPANY:                                       EMPLOYEE:


ARLINGTON HOSPITALITY, INC.                    Stephen K. Miller

By:  /s/ Jerry H. Herman                       Address:  1360 French Creek Drive
     ------------------------------                      Wayzata, MN 55391
Its: President
     ------------------------------

Date of Execution: as of 9-10-03               Date of Execution: 9/26/03
                   ----------------                               --------------

881424_1







                                        2